UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2007

Chicago Mercantile Exchange Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-33379	36-4459170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Wacker Drive, Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The purpose of this Form 8-K is to update the joint proxy statement/prospectus included in the Registration Statement on Form S-4, file No. 333-143282, filed by Chicago Mercantile Exchange Holdings Inc. (“CME Holdings”) with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on June 5, 2007 (the “Registration Statement”), and mailed by CME Holdings, CBOT Holdings, Inc. (“CBOT Holdings”) and Board of Trade of the City of Chicago, Inc. (“CBOT”) to their respective stockholders and members, as applicable, commencing on June 8, 2007.

The information contained in this Form 8-K (and in the Exhibits hereto) is incorporated by reference into the above-mentioned joint proxy statement/prospectus.

On June 18, 2007, CME Holdings, CBOT Holdings and CBOT began mailing a supplement to the joint proxy statement/prospectus (attached to this Current Report on Form 8-K as Exhibit 99.1) to their respective stockholders and members containing disclosure regarding Amendment No. 3 (“Amendment No. 3”) to the Agreement and Plan of Merger, dated as of October 17, 2006, as amended, by and among CME Holdings, CBOT Holdings and CBOT (the “Merger Agreement”).

Pursuant to Amendment No. 3, all CBOT Holdings Class A shareholders of record will receive a one-time cash dividend of $9.14 per share. The dividend will be declared by CBOT Holdings before the close of the merger and paid immediately prior to the merger, after all the conditions to the merger have been satisfied. In addition, eligible holders of Chicago Board Options Exchange (“CBOE”) exercise rights (“ERP”) will have an additional choice regarding their exercise rights: (i) the right to continue as a class member in the CBOE lawsuit and a guarantee, even if the lawsuit is lost or settled, of up to a $250,000 payment; or (ii) for CBOT members who do not want to pursue the lawsuit, the right to sell their ERP to CBOT for $250,000 payable following the closing of the merger. CME Holdings eliminated the $15 million cap on out-of-pocket costs (including attorneys’ fees) incurred with respect to its obligations to prosecute the ERP litigation and defend against any other proceedings brought to challenge the exercise rights. A five-person committee of the Board of Directors of CME Group, Inc., including three CBOT directors, will have veto authority over CBOT rule changes, including member fees, that could materially impair the business opportunities of CBOT members. This veto authority will extend to the 2012 Annual Meeting of Stockholders. Pursuant to Amendment No. 3, the CME Group certificate of incorporation and bylaws were amended to extend the period of time during which the CBOT directors, as defined in the Merger Agreement, are designated for election to the CME Group board of directors until the 2012 annual meeting of stockholders.

The foregoing summary of Amendment No. 3, and the transactions contemplated thereby, does not purport to be complete and is subject to and qualified in its entirety by the full text of the Amendment, which was filed as Exhibit 2.1 to CME Holdings’ Current Report on Form 8-K, filed on June 14, 2007, and the full text of the Merger Agreement, which was filed as Exhibit 2.1 to CME Holdings’ Current Report on Form 8-K, filed on October 19, 2006, and Amendment No. 2, which was filed as Exhibit 2.1 to CME Holdings’ Current Report, filed on May 11, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Supplement to the joint proxy statement/prospectus mailed by Chicago Mercantile Exchange Holdings Inc., CBOT Holdings, Inc. and Board of Trade of the City of Chicago, Inc. to their respective stockholders and members on June 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chicago Mercantile Exchange Holdings Inc.

By:	/s/ Kathleen M. Cronin
Kathleen M. Cronin
Managing Director, General Counsel and Corporate Secretary

Dated: June 18, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Supplement to the joint proxy statement/prospectus mailed by Chicago Mercantile Exchange Holdings Inc., CBOT Holdings, Inc. and Board of Trade of the City of Chicago, Inc. to their respective stockholders and members on June 18, 2007.